Exhibit 99.1

Elizabeth F. Whited Named to RPM Board of Directors

MEDINA, Ohio — October 27, 2021 — RPM International Inc. (NYSE: RPM) today announced that it has elected Elizabeth F. Whited to its board of directors effective October 22, 2021. She will serve on RPM’s compensation committee and will stand for election by the stockholders at the 2022 annual meeting. Whited is executive vice president and chief human resource officer at Union Pacific Corporation.

Ranked number 153 on the Fortune 500 list, Union Pacific Corporation is one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is North America’s premier railroad franchise, covering 23 states across the western two thirds of the United States. With revenues of $19 billion, Union Pacific is publicly traded on the New York Stock Exchange.

Whited joined Union Pacific in 1987 and has held a variety of executive roles in strategic planning, investor relations, ESG, finance, and marketing and sales, including president of subsidiary Union Pacific Distribution Services. In 2016, she was named executive vice president and chief marketing officer. She has served in her current role as executive vice president and chief human resource officer since 2018. Additionally, she was recently named 2021 Railway Woman of the Year by the League of Railway Women. Whited earned her Bachelor of Business Administration degree from the University of Iowa.

“Beth is a respected leader and well-rounded executive with extensive background in management, marketing, investor relations, finance, strategic planning and ESG initiatives. Her depth of experience, innovative ideas and fresh perspective will be impactful for RPM’s growth and provide value for our stockholders,” stated Frank C. Sullivan, RPM chairman and CEO.

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: Consumer Group, Construction Products Group, Performance Coatings Group and Specialty Products Group. RPM has a diverse portfolio with hundreds of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces, to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 15,500 individuals worldwide. Visit www.rpminc.com to learn more.

For more information, contact Russell L. Gordon, vice president and chief financial officer, at 330-273-5090 or rgordon@rpminc.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements.

These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and availability of raw materials, including assorted pigments, resins, solvents, and other natural gas- and oil-based materials; packaging, including plastic and metal containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) the timing of and the realization of anticipated cost savings from restructuring initiatives and the ability to identify additional cost savings opportunities; (j) risks related to the adequacy of our contingent liability reserves; (k) risks relating to the Covid pandemic; (l) risks related to adverse weather conditions or the impacts of climate change and natural disasters; and (m) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2021, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.